Central Pacific Financial Corp. Reports Second Quarter 2019 Results;
Launches RISE2020 Initiative

Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Wayne Kirihara
	VP, Treasury Manager		EVP, Chief Marketing Officer
	(808) 544-3646		(808) 544-3687
	ian.tanaka@centralpacificbank.com		wayne.kirihara@centralpacificbank.com

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL CORP. REPORTS SECOND QUARTER 2019 RESULTS;
LAUNCHES RISE2020 INITIATIVE

•	Net income of $13.5 million, or fully diluted EPS of $0.47 for the second quarter.

•	ROA of 0.92% and ROE of 10.73% for the second quarter.

•	Total loans increased by $145.5 million, or 3.5% sequentially, and $365.5 million, or 9.4% year-over-year.

•	Core deposits increased by $38.5 million, or 0.9% sequentially, and $102.8 million, or 2.6% year-over-year.

•	Asset quality remains strong as nonperforming assets declined to $1.3 million, or 0.02% of total assets.

•
Launched RISE2020, a multifaceted initiative to enhance customer experience, drive stronger long-term growth and profitability and improve shareholder returns. Targeting a 15% return on average shareholders' equity and a 57% efficiency ratio by the end of 2022.

HONOLULU, HI, July 24, 2019 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank, today reported net income in the second quarter of 2019 of $13.5 million, or diluted earnings per share ("EPS") of $0.47, compared to net income in the second quarter of 2018 of $14.2 million, or EPS of $0.48, and net income in the first quarter of 2019 of $16.0 million, or EPS of $0.55. Net income in the six months ended June 30, 2019 totaled $29.6 million, or EPS of $1.03, compared to net income in the six months ended June 30, 2018 of $28.5 million, or EPS of $0.95.

"The second quarter results were highlighted by solid loan and core deposit growth and excellent asset quality. In our 65th Anniversary year, we are excited to launch RISE2020, a company-wide initiative that we believe will take Central Pacific Bank to a new level of customer experience and financial performance,” said Paul Yonamine, Chairman and Chief Executive Officer.

"RISE2020 includes a number of initiatives and investments to build a better bank to meet the changing needs of our customers,” said Catherine Ngo, President.

Central Pacific Financial Corp. Reports Second Quarter 2019 Results;
Launches RISE2020 Initiative

RISE2020 includes initiatives in the following key areas of opportunity: Digital Banking, Revenue Enhancements, Branch Transformation and Operational Excellence. RISE2020 will provide Central Pacific Bank with best-in class products and services in several strategic areas. The Company anticipates investing roughly $40 million in RISE2020 and expects the initiative to lead to enhanced profitability that will result in a 15% return on average shareholders' equity and a 57% efficiency ratio by the end of 2022. The second quarter of 2019 included roughly $1.0 million of RISE2020-related expense. The Company will share more on RISE2020 on today’s conference call and in future quarters.

On July 23, 2019, the Company's Board of Directors declared a quarterly cash dividend of $0.23 per share on its outstanding common shares. The dividend will be payable on September 16, 2019 to shareholders of record at the close of business on August 30, 2019.

In June 2019, the Company’s Board of Directors authorized the repurchase of up to $30 million of its common stock from time to time in the open market or in privately negotiated transactions, pursuant to a newly authorized share repurchase program (the "Repurchase Plan"). The Repurchase Plan replaces and supersedes in its entirety the share repurchase program previously approved by the Company's Board of Directors, which had $6.8 million in remaining repurchase authority. During the second quarter of 2019, the Company repurchased 213,700 shares of common stock, at a total of $6.2 million, or an average cost per share of $29.22. During the six months ended June 30, 2019, the Company repurchased 490,700 shares of common stock, or approximately 1.7% of its common stock outstanding as of December 31, 2018. Total cost of the shares repurchased during the six months ended June 30, 2019 was $14.0 million, or an average cost per share of $28.43. The Company's remaining repurchase authority under the Repurchase Plan at June 30, 2019 is $29.9 million. During the six months ended June 30, 2019, the Company returned $26.6 million in capital to its shareholders through cash dividends and share repurchases.

Earnings Highlights
Net interest income for the second quarter of 2019 was $45.4 million, compared to $42.7 million in the year-ago quarter and $45.1 million in the previous quarter. Net interest margin for the second quarter of 2019 was 3.33%, compared to 3.20% in the year-ago quarter and 3.34% in the previous quarter. The increases in net interest income from the year-ago and sequential quarters were primarily due to growth in the loan portfolio, combined with higher yields earned on the loan portfolio in the second quarter of 2019. In addition, the Company recorded non-recurring interest recoveries of $0.5 million and $0.3 million in the second and first quarters of 2019, respectively. These increases were partially offset by lower interest and dividends on investment securities due to the planned runoff of our investment securities portfolio, combined with higher deposit and borrowing costs from the year-ago and sequential quarters.

Other operating income for the second quarter of 2019 totaled $10.1 million, compared to $9.6 million in the year-ago quarter and $11.7 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher income from bank-owned life insurance of $0.4 million and higher commissions and fees on investment services of $0.3 million (included in other service charges and fees), partially offset by higher amortization of mortgage servicing rights of $0.2 million (included in mortgage banking income). The increase in income from bank-owned life insurance from the year-ago quarter was primarily attributable to death benefit income of $0.1 million recorded in the current quarter, combined with fluctuations in the equity markets. The decrease from the previous quarter was primarily due to the conversion of MasterCard Class B common stock received during their initial public offering to Class A common stock and immediate sale of the converted shares resulting in a gain of $2.6 million (included in other) in the previous quarter, partially offset by higher commissions and fees on investment services of $0.5 million (included in other service charges and fees) in the current quarter.

Other operating expense for the second quarter of 2019 totaled $36.1 million, which increased from $33.6 million in the year-ago quarter and increased from $34.3 million in the previous quarter. The increase from the year-ago quarter was primarily due to higher salaries and employee benefits of $1.8 million, higher entertainment and promotions expense of $0.7 million (included in other) and higher computer software expense of $0.3 million. These negative variances were partially offset by lower amortization of core deposit premium of $0.7 million, as the intangible asset was fully amortized as of September 30, 2018. The increase from the previous quarter was primarily due to higher salaries and employee benefits of $0.7 million, combined with higher entertainment and promotions expense of $0.8 million (included in other). The higher salaries and employee benefits compared to the year-ago and previous quarters was partially attributable to the addition of positions in strategic areas and higher commissions, combined with annual merit increases effective in the second quarter of 2019. The higher entertainment and promotions expense compared to the year-ago and previous quarters was primarily attributable to expenses related to a recent core deposit gathering campaign.

The efficiency ratio for the second quarter of 2019 was 65.09%, compared to 64.26% in the year-ago quarter and 60.49% in the previous quarter. The efficiency ratio in the previous quarter was positively impacted by the aforementioned MasterCard stock gain.

Central Pacific Financial Corp. Reports Second Quarter 2019 Results;
Launches RISE2020 Initiative

In the second quarter of 2019, the Company recorded income tax expense of $4.4 million, compared to $3.9 million in the year-ago quarter and $5.1 million in the previous quarter. The effective tax rate for the second quarter of 2019 was 24.6%, compared to 21.7% in the year-ago quarter and 24.2% in the previous quarter. Income tax expense in the year-ago quarter included a one-time estimated income tax benefit of $0.6 million related to a tax accounting method change strategy that allows the deduction for certain expenses to be accelerated for income tax purposes.

Balance Sheet Highlights
Total assets at June 30, 2019 of $5.92 billion increased by $238.5 million, or 4.2% from June 30, 2018, and increased by $78.7 million, or 1.3% from March 31, 2019.

Total loans at June 30, 2019 of $4.25 billion increased by $365.5 million, or 9.4%, and $145.5 million, or 3.5% from June 30, 2018 and March 31, 2019, respectively. The year-over-year and sequential quarter increases in total loans were driven by broad-based growth in all loan categories.

Total deposits at June 30, 2019 of $4.98 billion remained relatively unchanged from June 30, 2018, and increased by $28.7 million, or 0.6% from March 31, 2019.  The sequential quarter increase in total deposits was primarily attributable to an increase in interest-bearing demand deposits of $37.4 million, savings and money market deposits of $11.0 million and other time deposits greater than $250,000 of $17.6 million, partially offset by a decrease in government time deposits of $25.7 million. Core deposits, which include demand deposits, savings and money market deposits, and time deposits less than $100,000, totaled $4.10 billion at June 30, 2019.  This represents an increase of $102.8 million, or 2.6% from June 30, 2018, and $38.5 million, or 0.9% from March 31, 2019. The Company's loan-to-deposit ratio was 85.3% at June 30, 2019, compared to 78.0% at June 30, 2018 and 82.9% at March 31, 2019.

Asset Quality
Nonperforming assets at June 30, 2019 declined to $1.3 million, or 0.02% of total assets, compared to $3.5 million, or 0.06% of total assets at June 30, 2018, and $3.3 million, or 0.06% of total assets at March 31, 2019.

Loans delinquent for 90 days or more still accruing interest totaled $0.3 million at June 30, 2019, compared to $0.6 million and $0.2 million at June 30, 2018 and March 31, 2019, respectively.

Net charge-offs in the second quarter of 2019 totaled $0.4 million, compared to net charge-offs of $1.6 million in the year-ago quarter, and net charge-offs of $1.9 million in the previous quarter.

In the second quarter of 2019, the Company recorded a provision for loan and lease losses of $1.4 million, compared to a provision of $0.5 million in the year-ago quarter and a provision of $1.3 million in the previous quarter. The increases in the provision from the year-ago and sequential quarters were primarily due to growth in our loan portfolio. The allowance for loan and lease losses, as a percentage of total loans and leases at June 30, 2019 was 1.14%, compared to 1.24% at June 30, 2018 and 1.15% at March 31, 2019.

Capital
Total shareholders' equity was $515.7 million at June 30, 2019, compared to $480.7 million and $502.6 million at June 30, 2018 and March 31, 2019, respectively.

The Company maintained its strong capital position and its capital ratios continue to exceed the levels required to be considered a "well-capitalized" institution for regulatory purposes under Basel III. At June 30, 2019, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 9.5%, 12.7%, 13.9%, and 11.6%, respectively, compared to 9.5%, 13.0%, 14.1%, and 11.8%, respectively, at March 31, 2019.

Non-GAAP Financial Measures
This press release contains certain references to financial measures that have been adjusted to exclude certain expenses and other specified items.  These financial measures differ from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP") in that they exclude unusual or non-recurring charges, losses, credits or gains.  This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information that is important to a proper understanding of the Company's core business results by investors.  These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Central Pacific Financial Corp. Reports Second Quarter 2019 Results;
Launches RISE2020 Initiative

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.centralpacificbank.com. Alternatively, investors may participate in the live call by dialing 1-877-505-7644. A playback of the call will be available through August 24, 2019 by dialing 1-877-344-7529 (passcode: 10133440) and on the Company's website. Information which may be discussed in the conference call regarding RISE2020 is provided on the investor relations page of the Company's website at http://ir.centralpacificbank.com.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $5.9 billion in assets.  Central Pacific Bank, its primary subsidiary, operates 35 branches and 78 ATMs in the state of Hawaii, as of June 30, 2019.  For additional information, please visit the Company's website at http://www.centralpacificbank.com.

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Forward-Looking Statements
This document may contain forward-looking statements concerning projections of revenues, income/loss, earnings/loss per share, capital expenditures, dividends, capital structure, or other financial items, plans and objectives of management for future operations, future economic performance including anticipated performance results from our RISE2020 initiative, or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts, and may include the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "hopes," "targeting," "should," "estimates," or words of similar meaning.  While the Company believes that our forward-looking statements and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect.  Accordingly, actual results could materially differ from projections for a variety of reasons, to include, but not limited to:  the effect of, and our failure to comply with any regulatory orders or actions we are or may become subject to; oversupply of inventory and adverse conditions in the Hawaii and California real estate markets and any weakness in the construction industry;  adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates,  deterioration in asset quality, and losses in our loan portfolio; our ability to successfully implement our RISE2020 initiative; the impact of local, national, and international economies and events (including political events, acts of war or terrorism, natural disasters such as wildfires, volcanoes, tsunamis and earthquakes) on the Company's business and operations and on tourism, the military and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in economic conditions, including destabilizing factors in the financial industry and deterioration of the real estate market, as well as the impact from any declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular;  the impact of regulatory action on the Company and Central Pacific Bank and legislation affecting the financial services industry; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act, other regulatory reform, and any related rules and regulations on our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, and the results of regulatory examinations or reviews;  the effects of the Tax Cuts and Jobs Act; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, securities market and monetary fluctuations;  negative trends in our market capitalization and adverse

Central Pacific Financial Corp. Reports Second Quarter 2019 Results;
Launches RISE2020 Initiative

changes in the price of the Company's common shares; changes in consumer spending, borrowings and savings habits; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers, including fintech businesses; the effect of changes in accounting policies and practices, including changes as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; changes in our capital position; our ability to attract and retain skilled directors, executives and employees; changes in our organization, compensation and benefit plans; and our success at managing the risks involved in any of the foregoing items. For further information on factors that could cause actual results to materially differ from projections, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. The Company does not update any of its forward-looking statements except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Six Months Ended
(Dollars in thousands,	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
except for per share amounts)	2019	2019	2018	2018	2018	2019	2018
CONDENSED INCOME STATEMENT
Net interest income	$45,378	$45,113	$44,679	$43,325	$42,672	$90,491	$84,994
Provision (credit) for loan and lease losses	1,404	1,283	(1,386)	(59)	532	2,687	321
Net interest income after provision (credit) for loan and lease losses	43,974	43,830	46,065	43,384	42,140	87,804	84,673
Total other operating income	10,094	11,673	9,400	10,820	9,630	21,767	18,584
Total other operating expense	36,107	34,348	33,642	34,025	33,611	70,455	67,015
Income before taxes	17,961	21,155	21,823	20,179	18,159	39,116	36,242
Income tax expense	4,427	5,118	6,031	4,986	3,935	9,545	7,741
Net income	13,534	16,037	15,792	15,193	14,224	29,571	28,501
Basic earnings per common share	$0.47	$0.56	$0.54	$0.52	$0.48	$1.03	$0.96
Diluted earnings per common share	0.47	0.55	0.54	0.52	0.48	1.03	0.95
Dividends declared per common share	0.23	0.21	0.21	0.21	0.21	0.44	0.40

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	0.92%	1.10%	1.10%	1.06%	1.00%	1.01%	1.01%
Return on average shareholders’ equity (ROE) [1]	10.73	12.97	12.90	12.54	11.83	11.84	11.72
Return on average tangible shareholders’ equity (ROTE) [1]	10.73	12.97	12.90	12.55	11.85	11.84	11.75
Average shareholders’ equity to average assets	8.62	8.51	8.53	8.49	8.49	8.57	8.61
Efficiency ratio [2]	65.09	60.49	62.21	62.84	64.26	62.76	64.70
Net interest margin (NIM) [1]	3.33	3.34	3.28	3.20	3.20	3.33	3.20
Dividend payout ratio [3]	48.94	38.18	38.89	40.38	43.75	42.72	42.11

SELECTED AVERAGE BALANCES
Average loans and leases, including loans held for sale	$4,171,558	$4,083,791	$4,022,376	$3,941,511	$3,836,739	$4,127,917	$3,813,169
Average interest-earning assets	5,485,977	5,464,377	5,451,052	5,418,924	5,376,115	5,475,237	5,355,311
Average assets	5,856,465	5,809,931	5,739,228	5,709,825	5,663,697	5,833,326	5,651,021
Average deposits	4,977,781	4,978,470	4,938,560	5,063,061	5,041,164	4,978,124	5,020,750
Average interest-bearing liabilities	3,897,619	3,821,528	3,769,920	3,802,028	3,776,053	3,859,784	3,761,115
Average shareholders’ equity	504,749	494,635	489,510	484,737	480,985	499,720	486,554
Average tangible shareholders' equity	504,749	494,635	489,510	484,391	479,959	499,720	485,177

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2019	2019	2018	2018	2018
REGULATORY CAPITAL
Central Pacific Financial Corp.
Leverage capital	$556,403	$554,148	$570,260	$590,627	$586,799
Tier 1 risk-based capital	556,403	554,148	570,260	590,627	586,799
Total risk-based capital	606,567	602,824	619,419	639,157	636,755
Common equity tier 1 capital	506,403	504,148	500,260	500,627	496,799
Central Pacific Bank
Leverage capital	544,480	539,390	533,166	571,949	569,128
Tier 1 risk-based capital	544,480	539,390	533,166	571,949	569,128
Total risk-based capital	594,644	588,066	582,325	620,479	619,084
Common equity tier 1 capital	544,480	539,390	533,166	571,949	569,128

REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	9.5%	9.5%	9.9%	10.3%	10.3%
Tier 1 risk-based capital ratio	12.7	13.0	13.5	14.2	14.4
Total risk-based capital ratio	13.9	14.1	14.7	15.4	15.7
Common equity tier 1 capital ratio	11.6	11.8	11.9	12.0	12.2
Central Pacific Bank
Leverage capital ratio	9.3	9.3	9.3	10.0	10.0
Tier 1 risk-based capital ratio	12.5	12.7	12.7	13.8	14.0
Total risk-based capital ratio	13.6	13.8	13.8	15.0	15.3
Common equity tier 1 capital ratio	12.5	12.7	12.7	13.8	14.0

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands, except for per share amounts)	2019	2019	2018	2018	2018
BALANCE SHEET
Loans and leases	$4,247,113	$4,101,571	$4,078,366	$3,978,027	$3,881,581
Total assets	5,920,006	5,841,352	5,807,026	5,728,640	5,681,519
Total deposits	4,976,849	4,948,128	4,946,490	5,003,680	4,979,099
Long-term debt	101,547	101,547	122,166	92,785	92,785
Total shareholders’ equity	515,695	502,638	491,725	478,151	480,668
Total shareholders’ equity to total assets	8.71%	8.60%	8.47%	8.35%	8.46%
Tangible common equity to tangible assets [4]	8.71%	8.60%	8.47%	8.35%	8.45%

ASSET QUALITY
Allowance for loan and lease losses	$48,267	$47,267	$47,916	$46,826	$48,181
Non-performing assets	1,258	3,338	2,737	3,026	3,509
Allowance to loans and leases outstanding	1.14%	1.15%	1.17%	1.18%	1.24%
Allowance to non-performing assets	3,836.80%	1,416.03%	1,750.68%	1,547.46%	1,373.07%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$18.05	$17.50	$16.97	$16.34	$16.30
Tangible book value per common share	18.05	17.50	16.97	16.34	16.28

[1] ROA, ROE and ROTE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).

[2] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.
[4] The tangible common equity ratio is a non-GAAP measure which should be read in conjunction with the Company’s GAAP financial information. Comparison of our ratio with those of other companies may not be possible because other companies may calculate the ratio differently. See Reconciliation of Non-GAAP Financial Measures in Table 2.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures
(Unaudited)	TABLE 2

The following table sets forth a reconciliation of our tangible common equity ratio for each of the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018
Tangible Common Equity Ratio:
Total shareholders’ equity	$515,695	$502,638	$491,725	$478,151	$480,668
Less: Other intangible assets	—	—	—	—	(669)
Tangible common equity	$515,695	$502,638	$491,725	$478,151	$479,999

Total assets	$5,920,006	$5,841,352	$5,807,026	$5,728,640	$5,681,519
Less: Other intangible assets	—	—	—	—	(669)
Tangible assets	$5,920,006	$5,841,352	$5,807,026	$5,728,640	$5,680,850

Tangible common equity to tangible assets	8.71%	8.60%	8.47%	8.35%	8.45%

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 3

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands, except share data)	2019	2019	2018	2018	2018
ASSETS
Cash and due from financial institutions	$83,534	$90,869	$80,569	$82,668	$75,547
Interest-bearing deposits in other financial institutions	15,173	7,310	21,617	7,051	13,948
Investment securities:
Available-for-sale debt securities, at fair value	1,254,743	1,319,450	1,205,478	1,233,002	1,279,969
Held-to-maturity debt securities, at amortized cost; fair value of: none at June 30, 2019, none at March 31, 2019, $144,272 at December 31, 2018, $146,466 at September 30, 2018, and $152,330 at June 30, 2018	—	—	148,508	152,852	158,156
Equity securities, at fair value	1,034	910	826	885	844
Total investment securities	1,255,777	1,320,360	1,354,812	1,386,739	1,438,969
Loans held for sale	6,848	3,539	6,647	4,460	9,096
Loans and leases	4,247,113	4,101,571	4,078,366	3,978,027	3,881,581
Less allowance for loan and lease losses	48,267	47,267	47,916	46,826	48,181
Loans and leases, net of allowance for loan and lease losses	4,198,846	4,054,304	4,030,450	3,931,201	3,833,400
Premises and equipment, net	43,600	44,527	45,285	46,184	47,004
Accrued interest receivable	17,260	17,082	17,000	16,755	16,606
Investment in unconsolidated subsidiaries	17,247	16,054	14,008	15,283	9,362
Other real estate owned	276	276	414	414	595
Mortgage servicing rights	15,266	15,347	15,596	15,634	15,756
Core deposit premium	—	—	—	—	669
Bank-owned life insurance	158,294	158,392	157,440	157,085	156,945
Federal Home Loan Bank ("FHLB") stock	17,824	16,145	16,645	10,965	10,246
Right of use lease asset [1]	53,678	54,781	—	—	—
Other assets	36,383	42,366	46,543	54,201	53,376
Total assets	$5,920,006	$5,841,352	$5,807,026	$5,728,640	$5,681,519
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing demand	$1,351,190	$1,357,890	$1,436,967	$1,403,534	$1,365,010
Interest-bearing demand	1,002,706	965,316	954,011	935,130	952,991
Savings and money market	1,573,805	1,562,798	1,448,257	1,503,465	1,502,284
Time	1,049,148	1,062,124	1,107,255	1,161,551	1,158,814
Total deposits	4,976,849	4,948,128	4,946,490	5,003,680	4,979,099
FHLB advances and other short-term borrowings	221,000	179,000	197,000	105,000	87,000
Long-term debt	101,547	101,547	122,166	92,785	92,785
Lease liability [1]	53,829	54,861	—	—	—
Other liabilities	51,086	55,178	49,645	49,024	41,967
Total liabilities	5,404,311	5,338,714	5,315,301	5,250,489	5,200,851
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 28,567,777 at June 30, 2019, 28,723,041 at March 31, 2019, 28,967,715 at December 31, 2018, 29,270,398 at September 30, 2018, and 29,489,954 at June 30, 2018	456,293	462,952	470,660	478,721	485,402
Additional paid-in capital	89,724	89,374	88,876	87,939	86,949
Accumulated deficit	(34,780)	(41,733)	(51,718)	(61,406)	(70,435)
Accumulated other comprehensive income (loss)	4,458	(7,955)	(16,093)	(27,103)	(21,248)
Total shareholders' equity	515,695	502,638	491,725	478,151	480,668
Total liabilities and shareholders' equity	$5,920,006	$5,841,352	$5,807,026	$5,728,640	$5,681,519

[1] The Company adopted ASU 2016-02 effective January 1, 2019 using the modified retrospective approach and recorded a right of use lease asset and lease liability on the balance sheet as of March 31, 2019 for its operating leases where it is a lessee. The Company also elected to apply the practical expedient available under ASU 2018-11, which allows entities to apply the new leases standard at the adoption date and elect to not recast comparative periods.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 4

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Dollars in thousands, except per share data)	2019	2019	2018	2018	2018	2019	2018
Interest income:
Interest and fees on loans and leases	$45,540	$43,768	$42,836	$40,531	$38,699	$89,308	$76,089
Interest and dividends on investment securities:
Taxable investment securities	7,530	8,260	8,451	8,490	8,717	15,790	17,560
Tax-exempt investment securities	814	866	910	920	933	1,680	1,866
Dividend income on investment securities	14	18	17	26	3	32	18
Interest on deposits in other financial institutions	46	68	55	109	117	114	201
Dividend income on Federal Home Loan Bank stock	161	161	70	60	40	322	85
Total interest income	54,105	53,141	52,339	50,136	48,509	107,246	95,819
Interest expense:
Interest on deposits:
Demand	199	192	180	181	193	391	373
Savings and money market	1,507	791	579	593	459	2,298	828
Time	4,867	5,092	4,567	4,744	4,034	9,959	7,459
Interest on short-term borrowings	1,123	893	999	146	48	2,016	91
Interest on long-term debt	1,031	1,060	1,335	1,147	1,103	2,091	2,074
Total interest expense	8,727	8,028	7,660	6,811	5,837	16,755	10,825
Net interest income	45,378	45,113	44,679	43,325	42,672	90,491	84,994
Provision (credit) for loan and lease losses ("Provision")	1,404	1,283	(1,386)	(59)	532	2,687	321
Net interest income after Provision	43,974	43,830	46,065	43,384	42,140	87,804	84,673
Other operating income:
Mortgage banking income (refer to Table 5)	1,601	1,424	1,770	1,923	1,775	3,025	3,622
Service charges on deposit accounts	2,041	2,081	2,237	2,189	1,977	4,122	3,980
Other service charges and fees	3,691	3,064	3,426	3,286	3,377	6,755	6,411
Income from fiduciary activities	1,129	965	1,113	1,159	1,017	2,094	1,973
Equity in earnings of unconsolidated subsidiaries	71	8	82	71	37	79	80
Fees on foreign exchange	218	151	197	220	277	369	488
Net gains (losses) on sales of investment securities	—	—	(279)	—	—	—	—
Income from bank-owned life insurance	914	952	243	1,055	501	1,866	819
Loan placement fees	107	149	215	115	220	256	417
Other (refer to Table 5)	322	2,879	396	802	449	3,201	794
Total other operating income	10,094	11,673	9,400	10,820	9,630	21,767	18,584
Other operating expense:
Salaries and employee benefits	20,563	19,889	19,053	19,011	18,783	40,452	37,288
Net occupancy	3,525	3,458	3,649	3,488	3,360	6,983	6,626
Equipment	1,138	1,006	1,079	1,048	1,044	2,144	2,112
Amortization of core deposit premium	—	—	—	669	668	—	1,337
Communication expense	903	734	863	903	746	1,637	1,644
Legal and professional services	1,728	1,570	2,212	1,528	1,769	3,298	3,590
Computer software expense	2,560	2,597	2,597	2,672	2,305	5,157	4,572
Advertising expense	712	711	834	612	617	1,423	1,229
Foreclosed asset expense	49	159	37	212	31	208	325
Other (refer to Table 5)	4,929	4,224	3,318	3,882	4,288	9,153	8,292
Total other operating expense	36,107	34,348	33,642	34,025	33,611	70,455	67,015
Income before income taxes	17,961	21,155	21,823	20,179	18,159	39,116	36,242
Income tax expense	4,427	5,118	6,031	4,986	3,935	9,545	7,741
Net income	$13,534	$16,037	$15,792	$15,193	$14,224	$29,571	$28,501
Per common share data:
Basic earnings per share	$0.47	$0.56	$0.54	$0.52	$0.48	$1.03	$0.96
Diluted earnings per share	0.47	0.55	0.54	0.52	0.48	1.03	0.95
Cash dividends declared	0.23	0.21	0.21	0.21	0.21	0.44	0.40
Basic weighted average shares outstanding	28,546,564	28,758,310	29,033,261	29,297,465	29,510,175	28,651,852	29,658,051
Diluted weighted average shares outstanding	28,729,510	28,979,855	29,217,480	29,479,812	29,714,942	28,847,786	29,881,534

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Other Operating Income and Other Operating Expense - Detail
(Unaudited)	TABLE 5

The following table sets forth the components of mortgage banking income for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018	2019	2018
Mortgage banking income:
Loan servicing fees	$1,245	$1,245	$1,290	$1,269	$1,289	$2,490	$2,600
Amortization of mortgage servicing rights	(601)	(471)	(446)	(519)	(437)	(1,072)	(894)
Net gains on sales of residential mortgage loans	975	611	1,072	1,082	959	1,586	1,931
Unrealized gains (losses) on loans-held-for-sale and interest rate locks	(18)	39	(146)	91	(36)	21	(15)
Total mortgage banking income	$1,601	$1,424	$1,770	$1,923	$1,775	$3,025	$3,622

The following table sets forth the components of other operating income - other for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018	2019	2018
Other operating income - other:
Income recovered on nonaccrual loans previously charged-off	$85	$82	$99	$395	$130	$167	$226
Other recoveries	26	26	25	101	49	52	95
Commissions on sale of checks	79	80	79	79	84	159	170
Gain on sale of MasterCard stock	—	2,555	—	—	—	2,555	—
Other	132	136	193	227	186	268	303
Total other operating income - other	$322	$2,879	$396	$802	$449	$3,201	$794

The following table sets forth the components of other operating expense - other for the periods indicated:

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018	2019	2018
Other operating expense - other:
Charitable contributions	$175	$154	$138	$166	$131	$329	$331
FDIC insurance assessment	362	501	427	437	434	863	868
Miscellaneous loan expenses	317	294	339	403	324	611	623
ATM and debit card expenses	620	650	613	686	698	1,270	1,346
Armored car expenses	211	198	238	185	233	409	399
Entertainment and promotions	1,023	230	445	185	273	1,253	432
Stationery and supplies	279	225	271	206	236	504	437
Directors’ fees and expenses	238	242	263	263	283	480	514
Provision (credit) for residential mortgage loan repurchase losses	(403)	—	(181)	331	—	(403)	—
Increase (decrease) to the reserve for unfunded commitments	487	167	(461)	(71)	66	654	107
Other	1,620	1,563	1,226	1,091	1,610	3,183	3,235
Total other operating expense - other	$4,929	$4,224	$3,318	$3,882	$4,288	$9,153	$8,292

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 6

	Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$8,002	2.34%	$46	$11,380	2.41%	$68	$26,300	1.78%	$117
Investment securities, excluding valuation allowance:
Taxable	1,147,759	2.63	7,544	1,201,732	2.76	8,278	1,341,717	2.60	8,720
Tax-exempt [1]	142,660	2.89	1,030	153,196	2.86	1,096	164,196	2.87	1,181
Total investment securities	1,290,419	2.66	8,574	1,354,928	2.77	9,374	1,505,913	2.63	9,901
Loans and leases, including loans held for sale	4,171,558	4.37	45,540	4,083,791	4.33	43,768	3,836,739	4.04	38,699
Federal Home Loan Bank stock	15,998	4.02	161	14,278	4.52	161	7,163	2.24	40
Total interest-earning assets	5,485,977	3.97	54,321	5,464,377	3.94	53,371	5,376,115	3.63	48,757
Noninterest-earning assets	370,488			345,554			287,582
Total assets	$5,856,465			$5,809,931			$5,663,697

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$962,402	0.08%	$199	$951,101	0.08%	$192	$951,597	0.08%	$193
Savings and money market deposits	1,577,437	0.38	1,507	1,472,835	0.22	791	1,495,884	0.12	459
Time deposits under $100,000	173,556	0.70	305	175,823	0.66	287	178,459	0.48	214
Time deposits $100,000 and over	907,330	2.02	4,562	982,678	1.98	4,805	1,047,428	1.46	3,820
Total interest-bearing deposits	3,620,725	0.73	6,573	3,582,437	0.69	6,075	3,673,368	0.51	4,686
Federal Home Loan Bank advances and other short-term borrowings	175,347	2.57	1,123	137,544	2.63	893	9,900	1.96	48
Long-term debt	101,547	4.07	1,031	101,547	4.23	1,060	92,785	4.77	1,103
Total interest-bearing liabilities	3,897,619	0.90	8,727	3,821,528	0.85	8,028	3,776,053	0.62	5,837
Noninterest-bearing deposits	1,357,056			1,396,033			1,367,796
Other liabilities	97,041			97,735			38,863
Total liabilities	5,351,716			5,315,296			5,182,712
Shareholders’ equity	504,749			494,635			480,985
Non-controlling interest	—			—			—
Total equity	504,749			494,635			480,985
Total liabilities and equity	$5,856,465			$5,809,931			$5,663,697

Net interest income			$45,594			$45,343			$42,920

Interest rate spread		3.07%			3.09%			3.01%

Net interest margin		3.33%			3.34%			3.20%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 7

	Six Months Ended			Six Months Ended
	June 30, 2019			June 30, 2018
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$9,682	2.38%	$114	$24,555	1.65%	$201
Investment securities, excluding valuation allowance:
Taxable	1,174,596	2.69	15,822	1,345,902	2.61	17,578
Tax-exempt [1]	147,899	2.88	2,127	164,684	2.87	2,362
Total investment securities	1,322,495	2.71	17,949	1,510,586	2.64	19,940
Loans and leases, including loans held for sale	4,127,917	4.35	89,308	3,813,169	4.01	76,089
Federal Home Loan Bank stock	15,143	4.26	322	7,001	2.42	85
Total interest-earning assets	5,475,237	3.95	107,693	5,355,311	3.61	96,315
Noninterest-earning assets	358,089			295,710
Total assets	$5,833,326			$5,651,021

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$956,783	0.08%	$391	$943,584	0.08%	$373
Savings and money market deposits	1,525,425	0.30	2,298	1,497,642	0.11	828
Time deposits under $100,000	174,683	0.68	592	179,000	0.46	409
Time deposits $100,000 and over	944,796	2.00	9,367	1,038,748	1.37	7,050
Total interest-bearing deposits	3,601,687	0.71	12,648	3,658,974	0.48	8,660
Federal Home Loan Bank advances and other short-term borrowings	156,550	2.60	2,016	9,356	1.97	91
Long-term debt	101,547	4.15	2,091	92,785	4.51	2,074
Total interest-bearing liabilities	3,859,784	0.88	16,755	3,761,115	0.58	10,825
Noninterest-bearing deposits	1,376,437			1,361,776
Other liabilities	97,385			41,568
Total liabilities	5,333,606			5,164,459
Shareholders’ equity	499,720			486,554
Non-controlling interest	—			8
Total equity	499,720			486,562
Total liabilities and equity	$5,833,326			$5,651,021

Net interest income			$90,938			$85,490

Interest rate spread		3.07%			3.03%

Net interest margin		3.33%			3.20%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21% effective January 1, 2018.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans and Leases by Geographic Distribution
(Unaudited)	TABLE 8

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018
HAWAII:
Commercial, financial and agricultural	$435,353	$411,396	$439,112	$427,047	$411,687
Real estate:
Construction	72,427	68,981	64,654	66,286	64,457
Residential mortgage	1,516,936	1,451,794	1,428,205	1,392,669	1,377,219
Home equity	473,151	465,905	468,966	455,599	430,870
Commercial mortgage	905,479	869,521	861,086	845,864	829,647
Consumer	353,282	352,771	357,908	345,785	332,040
Leases	52	83	124	170	223
Total loans and leases	3,756,680	3,620,451	3,620,055	3,533,420	3,446,143
Allowance for loan and lease losses	(42,414)	(41,413)	(42,993)	(41,991)	(43,212)
Net loans and leases	$3,714,266	$3,579,038	$3,577,062	$3,491,429	$3,402,931

U.S. MAINLAND:
Commercial, financial and agricultural	$155,130	$155,399	$142,548	$138,317	$111,608
Real estate:
Construction	—	2,194	2,273	2,355	2,437
Residential mortgage	—	—	—	—	—
Home equity	—	—	—	—	—
Commercial mortgage	187,379	188,485	179,192	187,586	188,543
Consumer	147,924	135,042	134,298	116,349	132,850
Leases	—	—	—	—	—
Total loans and leases	490,433	481,120	458,311	444,607	435,438
Allowance for loan and lease losses	(5,853)	(5,854)	(4,923)	(4,835)	(4,969)
Net loans and leases	$484,580	$475,266	$453,388	$439,772	$430,469

TOTAL:
Commercial, financial and agricultural	$590,483	$566,795	$581,660	$565,364	$523,295
Real estate:
Construction	72,427	71,175	66,927	68,641	66,894
Residential mortgage	1,516,936	1,451,794	1,428,205	1,392,669	1,377,219
Home equity	473,151	465,905	468,966	455,599	430,870
Commercial mortgage	1,092,858	1,058,006	1,040,278	1,033,450	1,018,190
Consumer	501,206	487,813	492,206	462,134	464,890
Leases	52	83	124	170	223
Total loans and leases	4,247,113	4,101,571	4,078,366	3,978,027	3,881,581
Allowance for loan and lease losses	(48,267)	(47,267)	(47,916)	(46,826)	(48,181)
Net loans and leases	$4,198,846	$4,054,304	$4,030,450	$3,931,201	$3,833,400

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 9

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018
Noninterest-bearing demand	$1,351,190	$1,357,890	$1,436,967	$1,403,534	$1,365,010
Interest-bearing demand	1,002,706	965,316	954,011	935,130	952,991
Savings and money market	1,573,805	1,562,798	1,448,257	1,503,465	1,502,284
Time deposits less than $100,000	171,106	174,265	176,707	174,920	175,695
Core deposits	4,098,807	4,060,269	4,015,942	4,017,049	3,995,980

Government time deposits	574,825	600,572	631,293	696,349	727,087
Other time deposits $100,000 to $250,000	105,382	107,051	106,783	104,339	100,971
Other time deposits greater than $250,000	197,835	180,236	192,472	185,943	155,061
Total time deposits $100,000 and over	878,042	887,859	930,548	986,631	983,119
Total deposits	$4,976,849	$4,948,128	$4,946,490	$5,003,680	$4,979,099

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 10

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018
Nonaccrual loans (including loans held for sale):
Real estate:
Residential mortgage	$738	$2,492	$2,048	$2,197	$2,400
Home equity	244	570	275	415	514
Total nonaccrual loans	982	3,062	2,323	2,612	2,914

Other real estate owned ("OREO"):
Real estate:
Residential mortgage	276	276	414	414	595
Total OREO	276	276	414	414	595
Total nonperforming assets ("NPAs")	1,258	3,338	2,737	3,026	3,509

Loans delinquent for 90 days or more still accruing interest:
Real estate:
Residential mortgage	—	—	—	—	279
Home equity	—	—	298	—	—
Consumer	267	159	238	333	362
Total loans delinquent for 90 days or more still accruing interest	267	159	536	333	641

Restructured loans still accruing interest:
Commercial, financial and agricultural	178	199	220	388	423
Real estate:
Construction	—	2,194	2,273	—	—
Residential mortgage	6,831	7,141	8,026	9,747	9,621
Commercial mortgage	2,097	2,222	2,348	1,145	1,253
Total restructured loans still accruing interest	9,106	11,756	12,867	11,280	11,297
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$10,631	$15,253	$16,140	$14,639	$15,447

Total nonaccrual loans as a percentage of loans and leases	0.02%	0.07%	0.06%	0.07%	0.08%
Total NPAs as a percentage of loans and leases and OREO	0.03%	0.08%	0.07%	0.08%	0.09%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of loans and leases and OREO	0.04%	0.09%	0.08%	0.08%	0.11%
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of loans and leases and OREO	0.25%	0.37%	0.40%	0.37%	0.40%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$3,338	$2,737	$3,026	$3,509	$3,438
Additions	—	810	—	—	330
Reductions:
Payments	(2,055)	(71)	(154)	(121)	(37)
Return to accrual status	(25)	—	(135)	(181)	(222)
Charge-offs/valuation adjustments	—	(138)	—	(181)	—
Total reductions	(2,080)	(209)	(289)	(483)	(259)
Balance at end of quarter	$1,258	$3,338	$2,737	$3,026	$3,509

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Loan and Lease Losses
(Unaudited)	TABLE 11

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
(Dollars in thousands)	2019	2019	2018	2018	2018	2019	2018
Allowance for loan and lease losses:
Balance at beginning of period	$47,267	$47,916	$46,826	$48,181	$49,217	$47,916	$50,001

Provision (credit) for loan and lease losses	1,404	1,283	(1,386)	(59)	532	2,687	321

Charge-offs:
Commercial, financial and agricultural	839	463	881	731	742	1,302	1,240
Consumer	1,459	2,251	1,899	1,762	1,729	3,710	3,662
Total charge-offs	2,298	2,714	2,780	2,493	2,471	5,012	4,902

Recoveries:
Commercial, financial and agricultural	315	233	186	578	295	548	439
Real estate:
Construction	592	6	4,554	6	6	598	1,199
Residential mortgage	372	22	106	51	21	394	47
Home equity	9	9	9	6	9	18	12
Commercial mortgage	25	—	—	8	29	25	44
Consumer	581	512	401	548	543	1,093	1,020
Total recoveries	1,894	782	5,256	1,197	903	2,676	2,761
Net charge-offs (recoveries)	404	1,932	(2,476)	1,296	1,568	2,336	2,141
Balance at end of period	$48,267	$47,267	$47,916	$46,826	$48,181	$48,267	$48,181

Average loans and leases, net of deferred costs	$4,171,558	$4,083,791	$4,022,376	$3,941,511	$3,836,739	$4,127,917	$3,813,169

Annualized ratio of net charge-offs to average loans and leases	0.04%	0.19%	(0.25)%	0.13%	0.16%	0.11%	0.11%

Ratio of allowance for loan and lease losses to loans and leases	1.14%	1.15%	1.17%	1.18%	1.24%	1.14%	1.24%